As filed with the Securities and Exchange Commission
                             on January 7, 1999
      -----------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC 20549

                                AMENDMENT NO. 2
                                      TO
                                   FORM S-3

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      MACE SECURITY INTERNATIONAL, INC.
      -----------------------------------------------------------------
             (Exact name of registrant as specified in charter)

           Delaware                                        03-0311630
      -------------------                               ---------------
       (State or other                                   (IRS Employer
        jurisdiction of                                   I.D. Number)
        incorporation)

                              160 Benmont Avenue
                          Bennington, Vermont 05201
                               (802) 447-1503
                            ---------------------
         (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                               Jon E. Goodrich
                           Chief Executive Officer
                      Mace Security International, Inc.
                              160 Benmont Avenue
                          Bennington, Vermont 05201
                                (802) 447-1503
      -----------------------------------------------------------------

           (Name, address, including zip code, and telephone number, including area code, of agent for service)

                Please send copies of all communications to:

                            Germaine Curtin, Esq.
                      Herzog, Engstrom & Koplovitz, P.C.
                                99 Pine Street
                            Albany, New York 12207
                                (518) 465-7581

Approximate date of commencement of proposed sale to the public: Upon effectiveness.

If the only securities being registered pursuant to this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]

                       Calculation of Registration Fee
------------------------------------------------------------------------------
                                                    Proposed
Title of                          Proposed          maximum
securities       Amount           maximum           aggregate     Amount of
to be            to be            offering price    offering      Registration
registered       registered<F1>   per share<F2>     price         Fee

Common Stock,    300,000          1.71875           $576,625      $143.34
par value
$0.01 share

==============================================================================

<F1> Pursuant to Rule 416 of the Securities Act of 1933 (the "Securities
     Act"), this Registration Statement also covers such additional Common Stock, par value $0.01 per share (the "Common Stock"), as may become issuable pursuant to the anti-dilution provisions of the July 14, 1998 Warrant Agreement between the Company and Armor Holdings, Inc.

<F2> Pursuant to paragraph (c) of Rule 457 of the General Rules and
     Regulations under the Securities Act, the filing fee has been calculated by using the average of the high and low sale price of such securities on the NASDAQ Stock Market on December 7, 1998, which date is within five business days prior to initial filing.


      FORM S-3 ITEM AND HEADING                   LOCATION IN PROSPECTUS

I.    Forepart of the Registration Statement      Front Cover Page
      and Outside Front Cover Page of
      Prospectus

II.   Inside Front and Outside Back Cover         Inside Front Cover Page
      Pages of Prospectus

III.  Summary Information, Risk Factors and       Information About Mace
      Ratio of Earnings to Fixed Charges          Security and Risk Factors

IV.   Use of Proceeds                             Use of Proceeds

V.    Determination of Offering Price             Not applicable

VI.   Dilution                                    Not applicable

VII.  Selling Security Holders                    Selling Shareholder

VIII. Plan of Distribution                        Plan of Distribution

IX.   Description of Securities to be             Not applicable
      Registered

X.    Interests of Named Experts and Counsel      Legal Matters; Experts

XI.   Material Changes                            Not applicable

XII.  Incorporation of Certain Information by     Incorporation of Certain
      Reference                                   Documents by Reference

XIII. Disclosure of Commission Position on        Indemnification
      Indemnification for Securities Act
      Liabilities

                              Reoffer Prospectus

                   ---------------------------------------

                      MACE SECURITY INTERNATIONAL, INC.

                   ---------------------------------------

                                300,000 Shares
                                 COMMON STOCK

                   ----------------------------------------

The shares of Mace Security International, Inc.'s Common Stock are listed on The NASDAQ Stock Market under the symbol "MACE". On January 5, 1999 the last sale prices of the Common Stock on NASDAQ was $1.625 per share.

The shares of Common Stock are being sold by Armor Holdings, Inc., the selling shareholder. Mace Security International, Inc. will not receive any part of the proceeds from the sale of the shares.

The shares of Common Stock offered by this prospectus involve investment risks. You could lose your entire investment. Please refer to the section entitled "Risk Factors" for a detailed description of the most significant risks of an investment in the shares of Mace Security International, Inc.



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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

-----------------------------------------------------------------------------

                The date of this Prospectus is January 7, 1999

                       INFORMATION ABOUT MACE SECURITY

General.

Mace Security International, Inc. is a well known producer of defense sprays for the Consumer market and a marketer of Consumer safety and security products. The Mace(R) brand registered trademark is one of the country's most widely recognized brand labels.

Mace Security is incorporated in Delaware, and its principal executive offices are located at 160 Benmont Avenue, Bennington, Vermont 05201. The telephone number is (802) 447-1503.

Grant of Warrant Covering the Shares Offered by this Prospectus.

As a result of an acquisition in 1994, Mace Security became a leading manufacturer and distributor of tear gas grenades, projectiles and sprays to the law enforcement market. Mace Security sold that division in July 1998 to Armor Holdings, Inc. In connection with the sale to Armor Holdings, Mace Security granted to Armor Holdings a Warrant to purchase 300,000 shares of Common Stock of Mace Security with a term of three years and an exercise price equal to $1.25 per share. This Prospectus relates to the resale by the Armor Holdings of the Common Stock underlying such Warrant.

Products and Lines of Merchandise Sold by Mace Security.

Consumer Products.   Mace Security designs, markets and sells its Consumer
product line for use in protection of the home and automobile, and for personal and child protection. These products include a line of defense sprays, personal alarms, whistles, window and door security alarms. The defense sprays, Mace Security's most well known products, include tear gas sprays, pepper sprays and sprays with both tear gas and pepper solution.

Mace Security's Consumer market includes mass merchants/department stores, consumer catalogues and guns/sporting goods, hardware, auto, convenience, and drug stores. Each market category is reached through dedicated in-house sales managers, and/or through a nationwide network of manufacturers' representatives. Market categories are also reached through catalogue, magazine and trade publication advertising and promotion at industry trade shows.

Mace Security also sells directly to wholesale distributors and directly to certain large retail accounts. Mail order and specialty accounts are also generally handled directly by Mace Security.

Mace Security has realized limited success in exporting its Consumer product line.

Mace Anti Crime Bureau.   Mace Anti Crime Bureau ("MACB"), a division of Mace
Security, develops and market security products and literature primarily for the financial community. In 1997, MACB completed product development of a highly cost competitive "dye-pack" used by financial institutions for robbery protection. It was introduced to trade shows in the fall of 1997 as "MaceCash(TM)". MACB is also in the process of developing other safeguard devices for use by financial institutions and armored cars in the physical transportation of cash and by other customers for the physical transportation of other valuables, such as jewelry. Other services provided by MACB to financial institutions are state-of-the-art training videos and crisis response materials.

MACB's market includes financial institutions and related businesses throughout the world. Sales efforts for MaceCash(TM) in the domestic market are expected to be conducted through direct marketing and the use of independent sales representatives and distributors as well as exhibitions at national trade shows and advertisement in trade publications. International marketing efforts are expected to be conducted primarily through independent distributors.

Franchising.   Mace Security is attempting to increase sales and expand
its distribution channels by franchising Mace Security Centers(TM) retail stores. The Mace Security Centers(TM) will offer Mace(R) brand products and a wider range of out-sourced products than are marketed by Mace Security, including some home security systems, child monitors, cellular phones and pagers and other security devices. Mace Security launched its franchise program for Mace Security Centers(TM) in mid 1998 and has sold two franchises, one in South Africa and one in Chile. Franchising is not currently a significant source of revenue.

Mace Security's Long Term Goal.

Mace Security's long term goal is to maximize shareholder value; that is to increase the market value of the shares on NASDAQ. The Board of Directors will consider all opportunities to do so, including, among other things, generating growth in the Consumer market through franchising of Mace Security Centers(TM), product diversification, potential acquisitions or dispositions of Mace Security, as a whole, or certain divisions, strategic alliances, stock issuances and/or restructuring management.


                                 THE OFFERING

Securities Offered                   300,000 Shares of Common Stock,
by Selling Shareholder...........    par value $.01 per share

Common Stock Outstanding.........    6,825,000 Shares <F1>

NASDAQ Symbol....................    MACE <F2>

---------------------

<F1>     Does not include 630,000 shares of Common Stock reserved for issuance pursuant to the Mace Security International, Inc. Non-Qualified Stock Option Plan under which securities offered pursuant to the June 9, 1997 Prospectus were or are to be issued, 60,000 warrants issued in connection with the acquisition of the assets of Kindergard Corporation, or the Warrant issued to the Selling Shareholder.

<F2>     Listing on NASDAQ provides no assurance that an active and liquid trading market for the Common Stock will be maintained.

         This Prospectus is being used by Armor Holdings, Inc. to sell, from time to time, the shares covered by the Warrant issued to it in connection with its purchase of Mace Security's Law Enforcement division. The shares may be sold if and when the Warrant is exercised and AHI elects to resell the shares. The Warrant may be exercised for all 300,000 shares or any part of the 300,000 shares covered by the Warrant.

         Mace Security does not know if or when Armor Holdings will exercise the Warrant. Armor Holdimgs has the right to exercise the Warrant at any time.

         Mace Security will receive $1.25 per share for each share issued to Armor Holdings upon its exercise of the Warrant. Mace Security will not receive any of the proceeds from the sale of the shares by Armor Holdings. All expenses of registration incurred in connection with this offering are being paid by Mace Security, but all selling and other expenses incurred by Armor Holdings in connection with the sale of the shares will be paid by Armor Holdings.

                               RISK FACTORS

The shares of common stock offered by this prospectus involve investment risks. You could lose your entire investment.

Before purchasing any shares offered by this prospectus you should consider the risks of your purchase, which are considerable. Please read this carefully. For information concerning Mace Security's current financial position and other important factors, you should also read all documents incorporated by reference into this prospectus. These are listed in the section entitled "Incorporation of Certain Documents by Reference."

You should rely only on the information contained in this document or in the documents incorporated by reference. Mace Security has not authorized anyone to provide you with information that is different. This Prospectus is not an offer to sell the shares and is not soliciting an offer to buy the shares in any state where the offer or sale is not permitted. You should not assume that the information in this Prospectus or any of its supplements is accurate as of any date other than the date of this Prospectus.

Financial Performance.

Mace Security has Not had a Profitable Year Since 1993, and Only One Profitable Quarter.

Other than a nominal profit from both continuing and discontinued operations for the fiscal quarter ended September 30, 1998, Mace Security has not reported a profitable quarter since the quarter ended June 30, 1997. The Company has not had a profitable fiscal year since 1993.

Dividends

Mace Security does not anticipate paying dividends in the foreseeable future. If and when any dividends are paid, over 39% of all dividends paid to stockholders would inure to the members of management, assuming the percentage of ownership of the Common Stock remains constant.


Decreased Demand for Security Products, Particularly Sprays.

Sales Decline from Competition and Lower Demand for Consumer Personal Security Products, Generally

The Consumer market has experienced a significant sales decline for its products over the last several years. Mace Security attributes this decline not only to strong competition, but also to lower demand in general. Domestically, Mace Security faces intense competition from a large number of companies marketing defense sprays to consumers. Mace Security expects competition to be a continuing factor due to the relatively low technology and minimal resources necessary to enter the market. To combat the competition Mace Security continues to offer defense spray products that Management believes distinguish themselves through brand name recognition, product features and formulations and research and development.

Dependence on Continued Demand for Defense Sprays

Sales of defense sprays to the Consumer market accounted for a significant percent of Mace Security's total sales from continuing operations in 1997. Accordingly, despite the marketing of new security products internally developed or obtained through acquisition, any significant continued decreased demand in the defense spray market, whether due to negative publicity, government regulation, law enforcement policies or otherwise, could have a material adverse effect on Mace Security's results of operations.

Lack of Media Coverage of Violent Crime

Mace Security believes that sales in the personal security industry are effected by the public's overall perceptions of safety or danger.
Consequently, Mace Security believes that its sales continue to decline partially as a result of a continued decline in media coverage of violent crime.

Negative Media Coverage of Defense Sprays

Mace Security believes that negative media coverage of defense sprays, including stories questioning the safety or effectiveness of defense sprays (such as, for example, the effect of the target's size, state of rage or degree of intoxication and tolerance for pain), may have a material adverse effect on sales.

Product Liability Claims Against Mace Security or Others.


Product Liability Claims from Sales of Mace Security Products.

Although Mace Security has not been held liable for any permanent physical injury caused by Mace Security's defense sprays, Mace Security is the subject of several claims of injury and death allegedly resulting from its defense sprays. Mace Security does not anticipate that any of these claims will result in the payment of damages in excess of Mace Security's insurance coverage, however, damages in excess of insurance coverage may have a significant adverse effect.


Potential Claims from Defense Sprays Generally.

Mace Security is also aware of the following concerns involving defense sprays generally:

     -The Federal Justice Department is studying the role that pepper defense sprays, other than those sold by Mace Security, may have had in the deaths of prisoners and suspects in custody who were sprayed by law enforcement personnel.

     -The effectiveness of defense spray products is affected by the target's size, state of rage, degree of intoxication and tolerance for pain.

     -There have been recent reports of incidents in which, among other things, defense sprays (i) have been mischievously or improperly used, in some cases by minors, or (ii) have not been instantly effective.

Incidents of this type, or others, could result in additional product liability or other claims, or to claims that past or future advertising, packaging or other practices should have been modified or should be modified in the future. Moreover, these types of claims could result in additional, stricter regulation of defense sprays. If any of the foregoing occurs, they could have a serious negative effect on Mace Security's financial condition.

Mace Security maintains product liability insurance which covers the Company and its dealers against certain product liability claims. However, there is no assurance that Mace Security's insurance coverage will be adequate in the event of a valid claim, or that publicity surrounding such claims might not adversely affect Mace Security.

Regulation

The Sale of Defense Sprays is Regulated in Many Some States.

The distribution, sale, ownership, and use of Consumer defense sprays is legal in 50 states and the District of Columbia. However, in some states it is highly regulated. For example, New York allows for the sale of oleoresin capsicum (OC) only, also known as pepper sprays, and only in licensed pharmacies and licensed gun stores. Massachusetts requires both users and sellers to be licensed. Wisconsin allows the sale of OC pepper sprays only and they must be sold from behind a counter or under glass. Michigan does not permit sales of chloroacetephenane (CN) sprays, a type of tear gas spray. Nevada permits sales of one type of tear gas spray only, known as orthocholorobenzalmalononitrite (CS). Sales to minors are restricted in many states. There can be no assurance that Mace Security or its distributors will comply continually in all states or that broader, more severe restrictions will not be enacted, each of which could have an adverse impact on Mace Security's financial condition.

Changed in Environmental Rules May Impact Results of Operations or Ability to Continue Certain Operations

Some of Mace Security's manufacturing operations currently incorporate particular compounds, the use and emission of which is regulated by various state and federal environmental protection agencies, including the Environmental Protection Agency. Mace Security believes that it is in compliance with all state and local statutes governing the disposal of such hazardous material through its contract with a licensed hazardous material disposal company. However, if there are any changes in environmental permit or regulatory requirements, or if Mace Security fails to comply with the permit and regulatory requirements, including those relating to the disposal of hazardous materials, such factors may restrict Mace Security's ability to continue or expand certain of its operations and may result in a material adverse effect on Mace Security's business and financial condition.

The Mace(R) Trademark

Potential Loss of Proprietary Status

An essential part of Mace Security's business strategy has been to capitalize on, promote heavily, and enhance the public's awareness and confidence in the Mace(R) brand trademark. However, the frequent continued use of the Mace(R) trademark by the public as a general description for defense sprays may cause the trademark to lose its proprietary status.

Mace Security hopes that the license to the Selling Shareholder to use the Mace(R) trademark on products sold to the Law Enforcement market will continue the high profile and market recognition and enhance the value of the Mace(R) brand name.

Potential Misappropriation

Mace Security relies on the trademark laws to protect its proprietary rights to the Mace(R) trademark and monitors and takes action to protect its interest in the Mace(R) trademark.

It is possible that that the efforts taken by Mace Security to protect its proprietary rights in the Mace (R) brand trademark may be insufficient to prevent misappropriation of the trademark. In an effort to protect its trademark, Mace Security notifies all persons that Mace Security knows are using the Mace(R) trademark improperly or without authority of Mace Security's willingness to take legal action for continued unauthorized use.

All of Mace Security's distributors are authorized to use the Mace(R) brand trademark for advertising. Mace Security is not aware of any competitors repeatedly misusing the Mace(R) trademark

Difficulty of International Protection.

Although Mace Security has registered its Mace(R) trademark in certain international markets, protection of such marks outside the United States may raise legal and practical difficulties and Mace Security may not be successful in enforcing rights in international markets.

Factors that may Inhibit a Change of Control and other Stock Ownership Issues

There Are Three Individuals that Control a Majority of the Outstanding Shares

It only requires the vote of the shares controlled by three individuals to determine the election of Board members, to enter into transactions with their affiliates and related parties and to approve or prevent any proposed merger, sale of assets or other business combination. Jon E. Goodrich, Mace Security's President and CEO owns approximately 33% of Mace Security's outstanding stock. Separately, Mace Security is aware that two other individuals, David Nagelburg and Ronald Heller each own approximately 9.9% of Mace Security's outstanding stock. Consequently, while such persons are not acting as a group, they have a great deal of influence over the affairs of Mace Security.

Shares Eligible for Future Sale May Impact the Market Price

Sales of substantial amounts of the Common Stock in the public market, or the availability of substantial amounts of the Common Stock for such sale, could adversely affect the prevailing market price of the shares.

Mace Security has 6,825,000 shares of Common Stock outstanding of which 1,725,000 were issued in Mace Security's initial public offering, 241,300 were gifted by founding stockholders, 580,000 shares were issued to TransTechnology Corporation in connection with the acquisition of the assets of the Federal Laboratories division, and 20,000 shares were issued to a former president.

Mace Security has an additional 11,175,000 shares of Common Stock available for issuance of which 630,000 shares are subject to issuance upon exercise of options granted pursuant to the Mace Security International, Inc. Non-Qualified Stock Option Plan, 300,000 shares for the exercise of the Warrant by the Selling Shareholder that are the subject of this offering, and 60,000 shares for the exercise of a warrant issued in conjunction with the acquisition of the assets of Kindergard Corporation.

Shares issued upon exercise of the Kindergard Warrant and options granted under the Plan, shares of outstanding Common Stock that were not sold to the public in the initial public offering, or that have not been previously sold pursuant to Rule 144 or that will not be issued pursuant to the Plan, will be available for public sale if registered or sold pursuant to an exemption from registration, including Rule 144 or Rule 144A promulgated under the Securities Act, which governs sales of restricted securities. Certain Provisions in the Certificate of Incorporation which Inhibit Takeovers

Blank Check Preferred Stock May Inhibit a Change in Control.

Mace Security's Certificate of Incorporation and by-laws provide for "blank check" preferred stock, with certain restrictions. The ability of the Company to issue or undertake to issue shares of such preferred stock, without further shareholder approval, may inhibit a change in control of the Company.

For example, if Mace Security  issues rights to acquire its Common
Stock, or securities convertible into Common Stock or other securities of Mace Security, the cost to a potential acquirer to purchase a majority or more of the Common Stock would increase significantly and may deter a potential acquirer from offering a premium price of shares of Common Stock. However, the by-laws presently prohibit the conversion of preferred stock into Common Stock at less than 80% of the fair market value of the Common Stock on the date of issuance, among other things.

Delaware General Corporate Law May Inhibit Change in Control

Mace Security is subject to Section 203 of the Delaware General
Corporation Law which prohibits a publicly held Delaware corporation from engaging in a "business combination" with a person who is an "interested stockholder" for a period of three (3) years, unless approved in a prescribed manner.

Ability to Issue Additional Shares May Have a Dilutive Effect

The 10,185,000 authorized and unreserved shares of Common Stock available for issuance may be issued from time to time upon authorization of the Board of Directors, without further approval by the shareholders unless required by applicable law. The issuance of such shares of Common Stock by Mace Security would, and the issuance of the 2,000,000 available shares of preferred stock may, result in the dilution of the voting power of the shares of Common Stock purchased in this Offering.

Possible Volatility of Stock Price

The equity markets have, on occasion, experienced significant price and volume fluctuations which have affected the market price for many companies' securities and which have been unrelated to the operating performance of these companies. Furthermore, the results of operations of Mace Security in recent years has also negatively impacted the market price for Mace Security's securities. Mace Security's Common Stock was initially offered to the public at $5.50 per share in November 1993. It has traded for as little as $.8125 per share. The closing sales price for the Common Stock on January 5, 1999 was $1.625. Any further fluctuations could have a material adverse affect on the market price of the Common Stock.

Year 2000 Computer Problems May Create Costs and Problems Adversely Affecting Mace Security's Profitability

Many of Mace Security's distributors and suppliers, including
Mace Security's suppliers that provide parts and out-sourced products for distribution by Mace Security, may be impacted by Year 2000 complications. Many of the Companies distributors and suppliers are small, closely held domestic companies that may not have the resources to become Year 2000 compliant. Many of Mace Security's suppliers are overseas and their governments have not required the types of evaluations that are required by the Commission. The failure of Mace Security's distributors and suppliers to ensure that their computer systems are Year 2000 compliant may have a material adverse impact on Mace Security's business, results of operations, and financial condition.

Mace Security recognizes the need to ensure that its operations will not be adversely impacted by Year 2000 software failures and it has completed an assessment of its own operations in this regard. Mace Security has recently installed a new computer system and software that is Year 2000 compliant and is targeted to convert to such system on January 1, 1999. The costs associated with its new system was immaterial.

            CAUTIONARY NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains statements that may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 (the "Securities Act") and Section 21E of the Exchange Act. These statements appear in a number of places in this Prospectus and include statements regarding the intent, belief or current expectations of Mace Security, its directors or its officers with respect to methods and strategies to enhance shareholder value, including, among other things, generating growth in the Consumer market through franchising of Mace Security Centers(TM), product diversification, potential acquisitions or dispositions, strategic alliances, stock issuances and/or restructuring management.

Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those projected or discussed in the forward-looking statements as a result of various factors. Among others, factors that could adversely affect actual results and performance include:

      - competition;
      - inventory management and turnover levels;
      - realization of cost savings;
      - demand for Mace Security's products and franchises; and
      - loss of proprietary status of the Mace(R) trademark.


All forward-looking statements attributable to Mace Security are expressly qualified in their entirety by the foregoing cautionary statement.


           WHERE YOU CAN FIND MORE INFORMATION ABOUT MACE SECURITY

Mace Security International, Inc. files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Such reports and information relate to Mace Security's business, financial condition and other matters. You may read and copy these reports, proxy statements and other information at the Public Reference Room of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400,Chicago, Illinois 60661. You may obtain information on the operation of the Commission's Public Reference Room in Washington, D.C. by calling the Commission at 1-800-SEC-0330. Copies may be obtained from the Commission upon payment of the prescribed fees. The Commission maintains an Internet Web site that contains reports, proxy and information statements and other information regarding Mace Security and other registrants that file electronically with the Commission. The address of such site is http://www.sec.gov

You may also obtain the annual, quarterly and special reports, proxy statements and other information from Mace Security at 160 Benmont Avenue, Bennington, Vermont 05201, and such documents may be inspected at such offices.

This Prospectus is a part of a Registration Statement on Form S-3, file number 333-68523 (the "Registration Statement") filed with the Commission by Mace Security. This Prospectus does not contain all of the information set forth in the Registration Statement and the exhibits thereto. Statements about the contents of other documents contained in this Prospectus or in any other filing to which we refer you are not necessarily complete. You should review the actual copy of such documents filed as an exhibit to the Registration Statement or such other filing. Copies of the Registration Statement and these exhibits may be obtained from the Commission as indicated above upon payment of the fees prescribed by the Commission. (See also "Incorporation of Certain Documents by Reference.")

               INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Commission allows Mace Security to "incorporate by reference" the information it files with them, which means that Mace Security can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this Prospectus, and information that Mace Security files later with the Commission will automatically update and supercede this information. Mace Security incorporates by reference the documents listed below and any future filings made with the Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the selling shareholder sells all the shares offered hereby or Mace Security decides to terminate this offering earlier:

        (a) Mace Security's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997, as filed with the Commission on April 15, 1998, and Mace Security's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1997, as filed with the Commission on June 5, 1998.

        (b) Mace Security's Quarterly Report on Form 10-QSB/A for the fiscal quarter ended March 31, 1997, as filed with the Commission on June 5, 1998, its Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 1998, as filed with the Commission on August 19, 1998 and its Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 1998, as filed with the Commission on November 16, 1998.

        (c) The description of Mace Security's securities contained in the Company's Registration Statement on Form SB-2 as filed with the Commission on November 12, 1993.

Mace Security will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request, a copy of any or all of the documents incorporated by reference in this Prospectus (excluding exhibits to such documents unless such exhibits are specifically incorporated by reference). Written or telephone requests should be directed to Mr. Eduardo Nieves, Jr., Corporate Secretary, Mace Security International, Inc., 160 Benmont Avenue, Bennington, Vermont 05201, telephone:(802) 447-1503.


                               USE OF PROCEEDS

The shares which may be sold under this Prospectus will be sold for the account of the Selling Shareholder (and its transferees, if any). Accordingly, Mace Security will not realize any proceeds from the sale of the shares. Mace Security, however, will derive net proceeds of approximately $375,000 if the Warrant is exercised for all the shares available under the Warrant. Such proceeds will be available to Mace Security for working capital and general corporate purposes. Mace Security has no knowledge as to when or if the Warrant will be exercised for any or all of the shares covered by the Warrant. (See "Selling Shareholder" and "Plan of Distribution.")


                             SELLING SHAREHOLDER

The Selling Shareholder is Armor Holdings, Inc., a Delaware corporation with principle offices at 13386 International Parkway, Jacksonville, Florida 32218. The number of Shares offered for the Selling Shareholder's account is 300,000. Since July 1998, Jonothan Spiller, the chief financial officer of the Selling Shareholder is a director of Mace Trademark Corp., a subsidiary corporation of Mace Security. After completion of the offering, assuming that all shares offered pursuant to this Prospectus are sold, the Selling Shareholder will own 300,000 shares of Mace Security's Common Stock or approximately 4%.

                             PLAN OF DISTRIBUTION

The shares may be offered by or for the account of Armor Holdings, from time to time, on NASDAQ or on any stock exchange on which the shares may be listed at the time of sale. They may also be sold by Armor Holdings in negotiated transactions, or through a combination of all of the manners of sale mentioned above. You are urged to obtain current market data.

The Selling Shareholder sells the shares to or through broker-dealers.
The broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Selling Shareholder and/or the purchaser of shares if the broker-dealers act as agent or principal, or both. The compensation paid to any particular broker-dealer might be in excess of customary commissions. Any broker-dealer that acquires shares from the Selling Shareholder may sell such shares in its normal market making activities, through other brokers on a principal or agency basis, or to its customers, in negotiated transactions, or through a combination of such methods.

Any such sales may be at prices then prevailing on NASDAQ, at prices related to such prevailing market prices, at negotiated prices, or at prices reflecting the application of a combination of such methods.

The Selling Shareholder and any such brokers, dealers or other agents that participate in such distribution may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts, commissions or concessions received by any such brokers, dealers or other agents and, if any such broker-dealer purchases shares as a principal, any profits received on the resale of such shares, might be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor the Selling Shareholder can presently estimate the amount of such compensation. The Company knows of no existing arrangements between the Selling Shareholder and any broker, dealer or other agent relating to the sale or distribution of the shares.

Upon the Company's being notified by the Selling Shareholder that any material arrangement has been entered into with a broker-dealer for the sale of shares through a cross or block trade, a supplemental prospectus will be filed under Rule 424(c) under the Securities Act, setting forth the name of the participating broker-dealer(s), the number of shares involved, the price at which such Shares were sold by the Selling Shareholder, the commissions paid or discounts or concessions allowed by the Selling Shareholder to such broker-dealer(s), and where applicable, that such broker-dealer(s) did not conduct any investigation to verify the information set out in this Prospectus.

Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of any of the shares may not simultaneously engage in market activities with respect to the Common Stock for the applicable period under Regulation M prior to the commencement of such distribution.

In addition, and without limiting the foregoing, the Company has advised the Selling Shareholder that the anti-manipulative Rules 10b-5, 10b-6 and 10b-7 and Regulation M promulgated under the Exchange Act, may apply to their sales in the market and may limit the timing of purchases and sales.

The Company has also informed the Selling Shareholder of the possible need for it to deliver copies of this Prospectus in connection with its resales of the shares. The Selling Shareholder may indemnify any broker-dealer that participates in transactions involving sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

This Prospectus also may be used by transferees or donees of the Selling Shareholder, or by other persons, including pledgees, acquiring the shares and who wish to offer and sell such shares under circumstances requiring or making desirable its use. To the extent required, the Company will file, during any period in which offers or sales are being made, one or more supplements to this Prospectus to set forth the names of transferees, donees or pledgees of Selling Shareholders and any other material information with respect to the plan of distribution not previously disclosed.

Any shares which qualify for resale pursuant to Rule 144 promulgated under the Securities Act may be sold under the Rule rather than pursuant to this Prospectus.

There can be no assurance that the Selling Shareholder will sell all or even any of the Shares which they are entitled to sell by this Prospectus.

                              INDEMNIFICATION

The Company's Certificate of Incorporation and By-laws as amended, contain provisions that provide for the indemnification of its Directors and officers to the fullest extent permitted by law. The Company's Certificate of Incorporation also contains a provision that limits the personal liability of its Directors to the Registrant or its shareholders to the fullest extent permitted by law.

In addition, the Company maintains insurance against certain liabilities incurred by Directors and officers of the Company while serving in their capacities as such.

Reference is hereby made to Section 145 of the Delaware General
Corporation Law relating to indemnification of directors, officers, employees and agents of a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.


                                   EXPERTS

The balance sheet as of December 31, 1997 and the statements of operations, stockholders' equity, and cash flows for the year ended December 31, 1997, incorporated by reference in this prospectus, have been incorporated herein in reliance on the reports of Urbach Kahn & Werlin, PC., independent accountants, given on the authority of the firm as experts in accounting and auditing.

The balance sheet as of December 31, 1996 and the statements of operations, stockholders' equity, and cash flows for each of the year ended December 31, 1996, incorporated by reference in this prospectus, have been incorporated herein in reliance on the reports PricewaterhouseCoopers LLP., independent accountants, given on the authority of the firm as experts in accounting and auditing.


                                LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon for the Company by Herzog, Engstrom & Koplovitz, P.C., 99 Pine Street, Albany, New York 12207.

                                   PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Registration Fee-Securities and
  Exchange Commission                                          $   143.34

Accounting Fees and Expenses                                   $    4,100 <F1>

Legal Fees and Expenses                                        $    5,000 <F1>

Miscellaneous Expenses                                         $    1,000 <F1>

TOTAL                                                          $10,243.34 <F1>

<F1> Estimated

All of the foregoing estimated expenses are being borne by Mace Security International, Inc. (the "Registrant").

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Registrant is organized under the laws of the State of Delaware.
Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify any person who is a party (or is threatened to be made a party) to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may similarly indemnify such person in the case of actions or suits brought by or in the right of the corporation, except (unless otherwise ordered by the court) that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation.

         A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Any indemnification shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the person has met the aforesaid standard of conduct. Such determination shall be made (1) by a majority vote of the directors who were not parties to the action, suit, or proceeding, whether or not a quorum, or (2) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (3) by the stockholders. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits, or otherwise, in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred in connection therewith. The statute also provides that it is not exclusive of any other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors, or otherwise. The Registrants' By-Laws provide for the indemnification of its directors and officers to the fullest extent permitted by law and requires advancement of expenses.

         Section 102(b)(7) of the Delaware General Corporation Law allows a Delaware corporation to limit or eliminate the personal liability of directors to the corporation and its stockholders for monetary damages for breach of fiduciary duty as a director. However, this provision excludes any limitation on liability (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law,
(3) for intentional or negligent payment of unlawful dividends or stock purchases or redemptions or (4) for any transaction from which the director derived an improper benefit. Moreover, while this provision provides directors with protection against awards for monetary damages for breaches of their duty of are, it does not eliminate such duty. Accordingly, this provision will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. Finally, this provision applies to an officer of a corporation only if he or she is a director of such corporation and is acting in his or her capacity as director, and does not apply to officers of the corporation who are not directors.

         The Registrant's Certificate of Incorporation provides for the limitation on liability permitted by Section 102(b)(7). The Registrant maintains directors and officers' liability insurance.

ITEM 16.  EXHIBITS

(a) Exhibits

         The following exhibits are filed as part of this Registration
Statement:

2.1 Warrant granted to Armor Holdings, Inc. in connection with the acquisition by its subsidiary of the assets of Registrant's Law Enforcement division. (Filed with the initial filing of this registration statement on December 8, 1998)


4.1 Certificate of Incorporation of the Registrant (Incorporated by reference to Exhibit 3(i)2 filed with Registrant's registration statement on Form SB-2 (33-69270)that was declared effective on November 12, 1993.)

4.2 By-Laws of the Registrant, as amended (incorporated by reference to Exhibit 3(ii) and 3(ii)2 filed with Registrant's registration statement on Form SB-2 (33-69270) that was declared effective on November 12, 1993 and to Exhibit 3(ii)(3) filed with the Registrant's Form 10-KSB for the fiscal year ended December 31, 1995).

5.1 Opinion of Herzog, Engstrom & Koplovitz, P.C. as to the validity of the Common Stock being registered. (Filed with the initial filing of this registration statement on December 8, 1998)


10.63 Purchase Agreement between the Company and Armor Holdings, Inc. and its subsidiary dated April 2, 1998 (Incorporated by reference to the Company's Form 10-KSB for the year ended December 31, 1997).

10.64 Fairness Opinion relating to the sale of substantially all the assets of the Law Enforcement division to Armor Holdings, Inc. (Incorporated by reference to the Company's Form 10-KSB for the year ended December 31, 1997).

10.65 Warrant granted by the Company to Armor Holdings, Inc. dated July 14, 1998. (The document is filed herewith as Exhibit 2.1)

23.1 Consent of Herzog, Engstrom & Koplovitz, P.C. (appears in their opinion filed as Exhibit 5.1)

23.2 Consent of Urbach Kahn & Werlin, PC, Independent Certified Public Accountants. (Filed with the initial filing of this registration statement on December 8, 1998)

23.3 Consent of PricewaterhouseCoopers, LLP, Independent Certified Public Accountants. (Filed with the initial filing of this registration statement on December 8, 1998)

24 Power of Attorney (Filed with Amendment 1 to this registration statement, filed on December 22, 1998)

ITEM 17.  UNDERTAKINGS

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Bennington, State of Vermont, on January 6, 1999.

                                MACE SECURITY INTERNATIONAL, INC.

                                By:  /s/ Jon E. Goodrich
                                ------------------------------------
                                Jon E. Goodrich
                                Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signatures                 Title                             Date


/s/ Jon E. Goodrich        President, Chief Executive        January 6, 1999
---------------------      Officer and a Director
Jon E. Goodrich            (Principal Executive Officer)


*                          Chairman of the Board             January 6, 1999
---------------------
 Marvin P. Brown


/s/ Mark A. Capone         Chief Financial Officer           January 6, 1999
---------------------
Mark A. Capone


*                          Director                          January 6, 1999
---------------------
Neil Campolungo


*                          Director                          January 6, 1999
---------------------
R. David Garwood


*                          Director                          January 6, 1999
---------------------
Lewis Cohen


*                          Director                          January 6, 1999
---------------------
Howard Edelman


* /s/ Jon E. Goodrich
---------------------
Jon E. Goodrich, attorney-in-fact

Signed by Jon E. Goodrich, as attorney-in-fact

                              INDEX TO EXHIBITS


Sequential                                                              Page
Exhibit       Description                                               Number
----------    ----------------                                          ------


2.1           Warrant granted to Armor Holdings, Inc. in                    20
              connection with the acquisition by its subsidiary of the assets of Registrant's Law Enforcement division. (Filed with the initial filing of this registration statement on December 8, 1998)

4.1           Certificate of Incorporation of the Registrant
              (Incorporated by reference to Exhibit 3(i)2 filed with Registrant's registration statement on Form SB-2
              (33-69270) that was declared effective on November 12, 1993.)

4.2 By-Laws of the Registrant, as amended (incorporated by reference to Exhibit 3(ii) and 3(ii)2 filed with Registrant's registration statement on Form SB-2 (33-69270) that was declared effective on November 12, 1993 and to Exhibit 3(ii)(3) filed with the Registrant's Form 10-KSB for the fiscal year ended December 31, 1995).

5.1           Opinion of Herzog, Engstrom & Koplovitz, P.C. as to the       29
              validity of the Common Stock being registered.
              (Filed with the initial filing of this registration statement on December 8, 1998)

10.63         Purchase Agreement between the Company and Armor
              Holdings, Inc. and its subsidiary dated April 2, 1998 (Incorporated by reference to the Company's Form 10-KSB for the year ended December 31, 1997).

10.64 Fairness Opinion relating to the sale of substantially all the assets of the Law Enforcement division to Armor Holdings, Inc. (Incorporated by reference to the Company's Form 10-KSB for the year ended December 31, 1997).

10.65         Warrant granted by the Company to Armor Holdings, Inc.        20
              dated July 14, 1998. (The document is filed herewith as Exhibit 2.1)

23.1          Consent of Herzog, Engstrom & Koplovitz, P.C.
              (appears in their opinion filed as Exhibit 5.1)

23.2          Consent of Urbach Kahn & Werlin, PC, Independent              30
              Certified Public Accountants. (Filed with the initial filing of this registration statement on December 8, 1998)

23.3          Consent of  PricewaterhouseCoopers, LLP, Independent          31
              Certified Public Accountants. (Filed with the initial filing of this registration statement on December 8, 1998)

24            Power of Attorney (Filed with Amendment 1 to this
              registration statement, filed on December 22, 1998)           32